UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Evelo Biosciences, Inc.

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Your Vote Counts!
EVELO BIOSCIENCES, INC. 2023 Annual Meeting Vote by June 7, 2023 11:59 PM ET EVELO BIOSCIENCES, INC. 620 MEMORIAL DRIVE CAMBRIDGE, MA 02139 V15446-P91495 You invested in EVELO BIOSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 8, 2023.
Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 25, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
Smartphone users Vote Virtually at the Meeting* Point your camera here and June 8, 2023 3:00 PM Eastern Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/EVLO2023 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Board Voting Items Recommends 1. The election of three Class II directors: Nominees: 01) Juan Andres For 02) Julie H. McHugh 03) Robert L. Rosiello 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting For firm for the fiscal year ending December 31, 2023. 3. The approval of an amendment and restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan (the “2018 Plan”) to increase the number of shares of our common stock, par value $0.001 per share (“Common Stock”), available For for issuance thereunder and to extend the term of the 2018 Plan. 4. The approval of amendments to our restated certificate of incorporation to effect a reverse stock split of our Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by our Board of For Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments (the “Reverse Stock Split Proposal”). 5. The approval of an adjournment of the Annual Meeting of Stockholders to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or For otherwise in connection with, the approval of the Reverse Stock Split Proposal.
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.